Q2 2021 Commercial Metrics Overview August 4, 2021 Exhibit 99.2

ZILRETTA® net sales of $28.2 million in Q2 2021 In Q2 2,105 accounts purchased ZILRETTA Of the 2,105 accounts that purchased in Q2, 90% had purchased in a prior quarter Commercial Overview: Q2 Performance Metrics Flexion primarily sells ZILRETTA to specialty distributors; Flexion recognizes ZILRETTA sales upon receipt of product by distributors; demand volume refers to end-user account purchases (physicians, clinics, and certain medical centers or hospitals) who purchase from these specialty distributors Dollars in millions 15% 55% Zilretta Units Zilretta Units 7% Dollars in millions 82%

ZILRETTA Net Sales by Quarter Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors.

ZILRETTA Demand by Quarter Flexion primarily sells ZILRETTA to specialty distributors; Flexion recognizes ZILRETTA sales upon receipt of product by distributors; demand refers to end-user account purchases (physicians, clinics, and certain medical centers or hospitals) who purchase from these specialty distributors.

In Q2, ~42% of Demand Came from Accounts Purchasing More than 100 Units Flexion primarily sells ZILRETTA to specialty distributors; Flexion recognizes ZILRETTA sales upon receipt of product by distributors; demand refers to end-user account purchases (physicians, clinics, and certain medical centers or hospitals) who purchase from these specialty distributors. Accounts 1,979 8 76 1,895 Accounts 2,002 13 85 1,904 Accounts 2,044 15 84 1,945 Accounts 2,105 17 97 1,991